SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 22, 2007
Date of report (Date of earliest event reported)
MSX International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-49821	38-3323099
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1950 Concept Drive, Warren, Michigan
(Address of principal executive offices)
48091
(Zip code)
(248) 299-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 22, 2007, MSX International, Inc. (the “Company”), certain of its subsidiaries in France, Germany and the United Kingdom, as issuers (the “Issuers”), and certain of its subsidiaries, as guarantors (the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with Jefferies & Company, Inc. (the “Initial Purchaser”), for the issuance and sale in a private offering of an aggregate principal amount of $205.0 million of 12½% senior secured notes due 2012 of the Issuers (collectively, the “Notes”) and related guarantees. Closing of the issuance and sale of the Notes is scheduled for March 30, 2007 and is subject to customary conditions contained in the Purchase Agreement. It is expected that proceeds from the sale of the Notes will be held in escrow pending the redemption of the Company’s senior secured notes due 2007 and senior subordinated notes due 2008.
     The Purchase Agreement contains customary representations and warranties on the part of the Company and the Issuers. The Purchase Agreement also contains customary indemnification provisions whereby the Company, the Issuers and the Guarantors, on the one hand, and the Initial Purchaser, on the other, have agreed to indemnify each other against certain liabilities.
     On March 22, 2007, the Company also entered into (a) an Exchange Agreement with Citicorp Mezzanine III, L.P. with respect to the Company’s outstanding mezzanine term notes in the aggregate principal amount of approximately $25 million and (b) an Exchange Agreement with Court Square Capital Limited with respect to the Company’s outstanding fourth lien term notes in the aggregate principal amount of approximately $17.1 million. Pursuant to the Exchange Agreements, the holders of the mezzanine term notes and fourth lien term notes have agreed to exchange their existing notes for new notes to be issued by MSX-IBS Holdings, Inc., a new holding company that owns all of the stock of the Company, and release the Company and its subsidiaries from any obligations thereunder. The closings under the Exchange Agreements are conditioned upon receipt by the Company of the proceeds from the sale of the Notes following their release from escrow.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information in Item 1.01 of this Form 8-K (with respect to the Notes) is hereby incorporated by reference to this Item 2.03.
Item 8.01. Other Events.
     On March 26, 2007, the Company issued a press release announcing that it has priced $205.0 million aggregate principal amount of the Notes. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release by MSX International, Inc., dated March 26, 2007, announcing pricing of $205.0 million of 12 1/2% senior secured notes due 2012.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSX INTERNATIONAL, INC.
Date: March 26, 2007	By:	/s/ Frederick K. Minturn
Frederick K. Minturn
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release by MSX International, Inc., dated March 26, 2007, announcing pricing of $205.0 million of 12 1/2% senior secured notes due 2012.